AUDITOR'S CONSENT


We have issued our report dated August 2, 2001, accompanying the consolidated financial statements and schedule appearing in the Annual Report of International Airline Support Group, Inc. and Subsidiaries on Form 10-K for the year ended May 31, 2001. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statements of International Airline Support Group, Inc. and Subsidiaries on Forms S-8 (Registration Nos. 333-13979, 333-41231 and 333-90523).


/s/  Grant  Thornton  LLP

Miami,  Florida
August  29,  2001